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                                                                     EXHIBIT 4.4


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                        ASSIGNMENT AND SECURITY AGREEMENT




                                    between



                             CEDAR BRAKES I, L.L.C.


                                   as Issuer,



                                       and



                             BANKERS TRUST COMPANY,

                                   as Trustee




                         DATED AS OF SEPTEMBER 26, 2000




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                                TABLE OF CONTENTS

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1.  DEFINITIONS...............................................................1


2.  GRANT OF SECURITY INTEREST................................................2


3.  DELIVERY OF COLLATERAL....................................................6


4.  REPRESENTATIONS AND WARRANTIES............................................6


5.  COVENANTS AND AGREEMENTS..................................................7


6.  THE ISSUER'S OBLIGATIONS..................................................9


7.  REMEDIES; RIGHTS UPON EVENT OF DEFAULT....................................9


8.  APPLICATION OF PROCEEDS..................................................10


9.  ASSIGNMENT OF PERMITS....................................................11


10.  SECURITY INTEREST ABSOLUTE..............................................11


11.  THE TRUSTEE APPOINTED ATTORNEY-IN-FACT..................................11


12.  THE TRUSTEE MAY PERFORM.................................................12


13.  NO DUTY ON THE TRUSTEE'S PART; LIMITATION ON THE TRUSTEE'S OBLIGATIONS..13


14.  REASONABLE CARE.........................................................13


15.  ROLE OF THE TRUSTEE.....................................................14


16.  ABSENCE OF FIDUCIARY RELATION...........................................14


17.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES..............................14


18.  NOTICES.................................................................14


19.  NO WAIVER; CUMULATIVE REMEDIES..........................................15


20.  SEVERABILITY............................................................15


21.  EXCULPATORY PROVISIONS; RELIANCE BY THE TRUSTEE.........................15


22.  AMENDMENT...............................................................16


23.  SUCCESSORS AND ASSIGNS..................................................16


24.  CAPTIONS................................................................16

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25.  APPLICABLE LAW; SUBMISSION TO JURISDICTION..............................16


26.  COUNTERPARTS............................................................17


27.  CONTINUING SECURITY INTEREST; TERMINATION...............................17


28.  PAYMENTS SET ASIDE......................................................17



Exhibit A:        Assigned Agreements

                                       ii

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                        ASSIGNMENT AND SECURITY AGREEMENT


                  This ASSIGNMENT AND SECURITY AGREEMENT (this "Agreement"), dated as of September 26, 2000, is made by and between CEDAR BRAKES I, L.L.C., a limited liability company organized and existing under the laws of the State of Delaware, having its principal executive offices at 1001 Louisiana Street, Houston, Texas 77002 (the "Issuer"); and Bankers Trust Company, a New York banking corporation, as trustee (together with its successors and permitted assigns in such capacity, the "Trustee").

                  WHEREAS, the Issuer has duly authorized the execution and delivery of an indenture, dated as of September 26, 2000 (the "Indenture"), to provide for the creation and issuance of 8.50% senior secured bonds due 2014 in the aggregate principal amount of $310,600,000 (the "Bonds");

                  WHEREAS, the Trustee has agreed to act as trustee under the Indenture on the terms and conditions set forth therein; and

                  WHEREAS, the Bonds are to be secured by the Collateral (as defined below) pursuant to the terms and conditions set forth herein in order to induce the purchase of the Bonds.

                  NOW, THEREFORE, the parties hereto agree as follows:

                  1. Definitions.


                  (a) Unless otherwise defined herein or unless the context otherwise requires, capitalized terms defined in the Indenture shall have the same meanings when used in this Agreement;

                  (b) all other terms used herein and not otherwise defined herein which are defined in Articles 8 or 9 of the Uniform Commercial Code (as the same may be in effect in the State of New York or any other applicable jurisdiction, the "Code") shall have their respective meanings as therein defined;

                  (c) In addition, wherever used in this Agreement, unless the context otherwise requires, the following terms shall have the meanings opposite them:

          "Assigned Agreements"  shall have the meaning ascribed to such term in
                                 Section 2 hereof;

          "Code"                 shall have the meaning ascribed to such term in
                                 Section 1(b) hereof;

          "Collateral"           shall have the meaning ascribed to such term in
                                 Section 2 hereof;

          "Obligations"          shall have the meaning ascribed to such term in
                                 Section 2(c) hereof;

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          "Security Interest"    shall have the meaning ascribed to such term in
                                 Section 2 hereof;

                  (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

                  (e) all references in this Agreement to "Articles," "Sections," "Exhibits" and other subdivisions of this Agreement are to the designated articles, sections and other subdivisions of, and the exhibits to, this Agreement, and all references to this Agreement include its Exhibits;

                  (f) unless otherwise expressly specified or the context otherwise requires, all references in this Agreement or any Exhibit to any agreement, contract or document (including this Agreement) shall include reference to all exhibits to such agreement, contract or document;

                  (g) unless otherwise expressly specified or the context otherwise requires, any agreement, contract or document defined or referred to herein shall mean such agreement, contract or document as in effect as of the date hereof, as the same may thereafter be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof;

                  (h) unless otherwise expressly specified or the context otherwise requires, pronouns having a masculine or feminine gender shall be deemed to include the other;

                  (i) any reference to any Person shall include its permitted successors and assigns in accordance with the terms of this Agreement and the other Financing Documents and, in the case of any Governmental Agency, any Person succeeding to its functions and capacities; and

                  (j) the term "including" denotes an example and not a limitation.

                  2. Grant of Security Interest.


                  (a) Collateral. As security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of any and all of the Obligations now existing or hereafter arising and the due performance and compliance by the Issuer with all of the terms, conditions, and agreements contained in the Indenture and the other Financing Documents, the Issuer hereby collaterally assigns, pledges, hypothecates and transfers to the Trustee (for the equal and proportionate benefit of the Holders), and grants and creates a continuing lien on and security interest (the "Security Interest") in favor of the Trustee (for the equal and proportionate benefit of the Holders) in, all right, title and interest of the Issuer in, to and under the following, whether now existing or hereafter acquired (collectively, the "Collateral"):


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                  (i) the Material Agreements (and the general intangibles and contract rights thereunder), including, without limitation, the Material Agreements listed on Exhibit A, as each may be amended, supplemented, replaced, or otherwise modified from time to time (such Material Agreements, as amended, supplemented, replaced, or otherwise modified, being individually referred to herein as an "Assigned Agreement" and collectively referred to herein as the "Assigned Agreements"), including, without limitation (A) all rights of the Issuer to receive moneys due and to become due under or pursuant to the Assigned Agreements, (B) all rights of the Issuer to receive proceeds of any performance or payment bond, insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (C) all claims of the Issuer for damages arising out of or for breach of or default under the Assigned Agreements, and (D) all rights of the Issuer to take any action to terminate, amend, supplement, modify or waive performance of the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder;

                  (ii) all "certificated securities", "uncertificated securities", "security accounts" (including, without limitations, the Accounts established under Article 5 of the Indenture which are maintained as securities accounts, as provided in the Account Control Agreement), "security entitlements" and other "investment property" (as such terms are defined in the Code) together with all certificates, passbooks, and confirmations evidencing any of the foregoing, all cash, certificates of deposit, securities, security entitlements, and other property on deposit therein or credited thereto, all rights to payment or withdrawal therefrom, and all income, profits, gains, and interest thereon;

                  (iii) (A) to the extent not included in the descriptions under
(ii) above, each account established under the Indenture with respect to the Bonds including, without limitation, the Accounts, and all sums of money, from any source whatsoever, now or hereafter transferred to and comprising such accounts, including, without limitation, all credit balances therein, any and all funds, cash, investments, instruments and securities at any time on deposit in such accounts, and any and all interest and dividends or other income derived from any such monies, credit balances, funds, cash, investments, instruments and securities, and (B) all statements, certificates, passbooks and instruments representing such accounts and all other property from time to time received, receivable or otherwise distributed in respect of or in exchange for such accounts;

                  (iv) all Government Approvals which have been issued, obtained or maintained, or have otherwise been created on behalf of the Issuer;

                  (v) all general intangibles (as such term is defined in the Code) now or hereafter owned by the Issuer, including, without limitation, all trademarks, trademark applications, trademark registrations, trade names, fictitious business names, business names, business identifiers, prints, labels, trade styles and service marks (whether or not registered), trade dress, including logos and/or designs, copyrights, patents, patent applications, goodwill of the Issuer's business symbolized by any of the foregoing, trade secrets, license rights, license agreements, franchises, and any rights to tax refunds to which the Issuer is now or hereafter may be entitled;

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                  (vi) all of the Issuer's currently existing and future
accounts receivable and contract rights; and all agreements, rights, interests, inventory, goods, chattel paper, documents, instruments, fixtures, trade fixtures, consumer goods, money and other assets owned by the Issuer on the date hereof or hereafter arising or acquired, including, without limitation, any right, title or interest of the Issuer under any indemnity, warranty or guaranty and any rents, revenues, incomes and profits;

                  (vii) to the extent not included in the foregoing, all proceeds, products and accessions of and to any and all of the foregoing Collateral, including, without limitation, "proceeds," as defined in Section 9-306(1) of the Code, including, without limitation, whatever is received upon any collection, exchange, sale or other disposition of any of the Collateral, and any property into which any of the Collateral is converted, whether cash or non-cash proceeds, and any and all other amounts paid or payable under chattel paper or other general intangibles or in connection with any of the Collateral;

provided, however, that (i) any of the Government Approvals which by their terms or by operation of law would become void, voidable, terminable or revocable or would constitute a breach or default thereunder or under any applicable law if pledged or assigned hereunder or if a security interest therein were granted hereunder are expressly excepted and excluded from the lien and terms of this Agreement to the extent necessary to avoid such voidness, voidability, terminability or revocability or breach or default and (ii) any distributions, payments or releases (whether in the form of cash, instruments, assets or otherwise) properly made to the Issuer pursuant to Section 502(b)(vii) of the Indenture, as long as such distribution, payment or release is made in accordance with the Indenture, shall be released from the Security Interest granted hereunder and shall no longer be part of the Collateral upon the making of such distribution, payment or release; and provided, further, that in the event any such Government Approvals would no longer become void, voidable, terminable or revocable or would no longer constitute a breach or default thereunder or under any applicable law if pledged or assigned hereunder or if a security interest therein were granted hereunder, then such Governmental Approvals will automatically, without further action by the Trustee or the Issuer, be included and subject to the lien and the terms of this Agreement.

                  (b) Sufficiency of Collateral Description. It is the intention of the Issuer that the description of the Collateral set forth in Section 2(a) be sufficient to enable the Trustee, on behalf of the Holders, upon exercise of its remedies set forth in this Agreement and the other Financing Documents, to take possession of, and foreclose upon, all of the right, title and interest of the Issuer in and to, without limitation, the Material Agreements, the Government Approvals, the Accounts, the insurance obtained by the Issuer, and any monies payable to or accruing in favor of the Issuer, and to enable the Trustee or its designee to sell or otherwise dispose of the entire interest of the Issuer in and to such assets or any part thereof, in each case upon the occurrence and during the continuance of an Event of Default and subject to the limitations set forth in this Agreement and the other Financing Documents.

                  (c) Obligations. This Agreement secures, in accordance with the provisions hereof, the following obligations, now existing or hereafter arising (collectively, the "Obligations"):

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                  (i) payment and performance of each and every obligation,
         indebtedness, covenant, agreement, and liability of the Issuer, of every kind and character, now or hereafter existing, owed to the Trustee or the Holders under the Bonds, the Indenture or any other Financing Document, in each case whether for principal, Make-Whole Premium, if any, interest, fees, expenses or otherwise pursuant thereto, and any amendments or supplements thereto, extensions or renewals thereof or replacements therefor;

                  (ii) payment of all sums advanced in accordance herewith or in accordance with any other Financing Document by or on behalf of the Holders, to protect, retake, hold, prepare for sale or lease or otherwise dispose of or realize upon any of the Collateral purported to be covered hereby or thereby, including, without limitation, any fees and expenses arising due to the failure of the Issuer to perform or observe any provision of the Bonds and any other Financing Document, with interest thereon at a rate per annum equal to the default interest rate specified in Section 309 of the Indenture from the date of demand therefor;

                  (iii) performance of every obligation, covenant and agreement of the Issuer contained in any agreement now or hereafter executed by the Issuer and the Trustee which expressly states that the obligations thereunder are secured by this Agreement or any other Security Document; and

                  (iv) payment of all sums, with interest thereon at a rate per annum equal to the default interest rate specified in Section 309 of the Indenture from the date of demand therefor, that become due and payable pursuant to the terms of this Agreement or any other Financing Document;

in each case whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, renewed or restructured, reinstated, created or incurred, and including, without limitation, all indebtedness of the Issuer under any instrument now or hereafter evidencing or securing any of the foregoing (including, in each and every case, the payment of amounts which would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 62(a)).

                  3. Delivery of Collateral. All sums of money, funds and cash, from time to time constituting the Collateral, together with all certificates, instruments, investments and securities representing or evidencing the Collateral, shall be delivered to, dealt with and held by the Trustee pursuant to the terms of the Indenture, the other Financing Documents, and the terms hereof, as the case may be. All such certificates, investments, securities and instruments shall be in suitable form for transfer by delivery or otherwise, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee.

                  4. Representations and Warranties. The Issuer hereby represents and warrants as follows:

                  (a) The Issuer is a limited liability company duly organized, validly existing and in good standing under the laws of State of Delaware and is in good standing in all jurisdictions

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where necessary in light of its business or properties and has all requisite power and authority to conduct its business, to own its properties and to execute and deliver, and perform its obligations under, this Agreement.

                  (b) The execution, delivery and performance by the Issuer of this Agreement have been duly authorized by all necessary action, and do not and will not (i) require any consent or approval of its board of directors, managers, members or any other Person that has not been obtained, (ii) violate any provision of its certificate of formation or operating agreement, or any law, rule, regulation, order, writ, judgment, injunction, decree or award having applicability to it, the violation of which could reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Agreement, (iii) result in a breach of or constitute a default under any agreement relating to the management of its affairs or any indenture or loan or credit agreement or other agreement, lease or instrument to which it is a party or by which it or its properties may be bound or affected, the breach of which could reasonably be expected to have a material adverse effect on the Issuer's ability to perform its obligations under this Agreement.

                  (c) This Agreement has been duly executed and delivered and is in full force and effect and constitutes the legal, valid and binding obligation of the Issuer enforceable in accordance with its terms except as the enforceability hereof may be limited by general principles of equity and by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally.

                  (d) There is no pending or, to the Issuer's knowledge, threatened, action or proceeding affecting the Issuer before any court, governmental agency, regulatory body or arbitrator, which could affect its ability to perform its obligations under, or which purports to affect the legality, validity or enforceability of, this Agreement.

                  (e) Title; No Other Liens. The Issuer is the legal and beneficial owner of the Collateral in existence on the date hereof and will be the sole owner of the Collateral hereafter acquired, free and clear of any and all Liens or claims of others (other than Liens permitted under Section 1201 of the Indenture), and the Issuer has full power and authority to grant the Liens and security interests in and to the Collateral hereunder. Except with respect to Liens permitted under Section 1201 of the Indenture, and otherwise as required or permitted under this Agreement, no security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office.

                  (f) Chief Executive Office and Principal Place of Business. The Issuer's chief executive office and principal place of business and the place where the Issuer's records concerning the Collateral are kept is: 1001 Louisiana Street, Houston, Texas 77002. The Issuer's name on its Certificate of Formation is Cedar Brakes I, L.L.C., and the Issuer is a limited liability company organized under the laws of the State of Delaware.

                  (g) Perfection. On or prior to the date hereof, all filings will have been made and taken as may be necessary to perfect any Security Interest granted or purported to be granted hereby to the extent any such Security Interest may be perfected by the making of such filings. On or prior to the date hereof, all other action necessary or requested by the Trustee to protect and perfect the Security Interest in each item of the Collateral will have been duly taken. Upon

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the making of such filings and the taking of such actions, and subject to applicable requirements pertaining to the making of supplemental or continuation filings, this Agreement will constitute a valid and continuing Lien on and perfected Security Interest in the Collateral in favor of the Trustee for the benefit of the Holders and will be superior and prior to the rights of all other persons in and to the Collateral subject to no other Lien (other than Liens permitted under Section 1201 of the Indenture).

                  5. Covenants and Agreements. The Issuer hereby covenants and agrees that it shall faithfully observe and fulfill, and shall cause to be observed and fulfilled, each and all of the following covenants until all Obligations have been indefeasibly paid and performed in full:

                  (a) Perfection. On or prior to the date hereof, the Issuer shall make all filings as may be necessary to perfect any Security Interest granted or purported to be granted hereby, to the extent any such Security Interest may be perfected by the making of such filings and shall take all other action necessary or requested by the Trustee to protect and perfect the Security Interest in each item of the Collateral.

                  (b) Notice of Adverse Claims. Unless and to the extent that the Issuer has already provided such notice to the Trustee pursuant to the Indenture or any other Financing Document, the Issuer shall, promptly and in no event later than five (5) days after the Issuer becomes aware of or should have become aware of any information related to any adverse claim against the Collateral, deliver to the Trustee notice of each such claim.

                  (c) Further Assurances. The Issuer shall, from time to time at the Issuer's expense, and upon reasonable request by the Trustee on behalf of the Holders, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or reasonably advisable, or that the Trustee reasonably determines may be necessary in order to perfect and protect any Security Interest granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to the Collateral. Without limiting the generality of the foregoing, the Issuer shall (i) if any Collateral shall be evidenced by a promissory note or other instrument, deliver and pledge to the Trustee hereunder such note or instrument duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Trustee and (ii) execute and file such financing and continuation statements, or amendments thereto, and such other instruments, endorsements and notices, as may be necessary or reasonably advisable, or that the Trustee reasonably determines may be necessary, in order to perfect and preserve the Security Interest granted or purported to be granted hereby, including, without limitation, consents, assignments, notices and other documentation reasonably requested by the Trustee.

                  (d) Fees and Expenses. The Issuer shall upon demand pay to the Trustee the amount of any and all reasonable outside costs and expenses (including, without limitation, the reasonable fees and expenses of its counsel, any special consultants reasonably engaged, and any local counsel who might reasonably be retained by them, in connection with the transactions contemplated hereby), which the Trustee or the Holders may incur in connection with (i) the sale of, collection from, or other realization upon, any of the Collateral pursuant to the exercise or enforcement of any of the rights of the Trustee or the Holders hereunder, or (ii) the exercise of its rights under this Agreement, or (iii) the execution, delivery and performance of this Agreement,


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any agreement supplemental hereto and, subject to Section 5(b), any instruments of further assurance. Any amounts payable by the Issuer pursuant to this Section 5(d) shall be payable on demand and shall constitute Obligations together with interest thereon at the default interest rate specified in Section 309 of the Indenture from the date of demand thereof.

                  (e) Filing Fees, Taxes, etc. The Issuer shall pay all filing, registration and recording fees or re-filing, re-registration and re-recording fees, and all federal state, county and municipal stamp taxes and other similar taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, any agreement supplemental hereto and, subject to Section 5(b), any instruments of further assurance.

                  (f) Maintenance of Records; Inspection. At all times the Issuer shall keep and maintain at its own cost and expense complete records of the Collateral. Such records will be kept at the Issuer's principal place of business set forth in Section 4(c). The Issuer shall furnish to the Trustee statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Trustee may reasonably request, all in reasonable detail. Subject to Section 1108 of the Indenture, the Trustee may inspect the Collateral.

                  (g) Limitation on Liens on the Collateral. The Issuer shall not create, incur or permit to exist, shall defend the Collateral against, and shall take such other action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Security Interest and Liens permitted under
Section 1201 of the Indenture, and shall defend the right, title and interest of the Trustee in and to any of the Collateral against the claims and demands of all Persons whomsoever other than with respect to Liens permitted under Section 1201 of the Indenture.

                  (h) Indemnification. The Issuer shall defend, indemnify and hold harmless the Trustee, and its respective officers, directors, employees, agents and advisors authorized in accordance with the terms of the Indenture, from and against any and all costs, expenses, disbursements, liabilities, obligations, losses, damages, injunctions, judgments, suits, actions, causes of action, fines, penalties, claims and demands, of every kind or nature (including, without limitation, reasonable attorneys' fees and expenses) (herein collectively called the "Indemnified Liabilities") which are occasioned by or result from or in connection with any of the terms, agreements, or covenants to be performed by the Issuer under this Agreement or under any Assigned Agreement, other than Indemnified Liabilities to the extent resulting from the Trustee's gross negligence or willful misconduct. The provisions of 5(d), (e) and (h) shall survive the termination of this Agreement.

                  6. The Issuer's Obligations. (a) All payments received by the Issuer under or in connection with any of the Collateral shall be held by the Issuer in trust for the Trustee, shall be segregated from other funds of the Issuer and shall, forthwith upon receipt by the Issuer, be turned over to the Trustee or its designee in the same form as received by the Issuer (duly endorsed by the Issuer to the Trustee, if requested), and (b) any and all such payments so received by the Trustee or its designee (whether from the Issuer or otherwise) shall be deposited into the Collections Account or upon and during the continuance of an Event of Default be applied, subject only to the relevant provisions of the Indenture and this Agreement and as otherwise may

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be required by applicable law, in whole or in part by the Trustee or its designee in the manner specified in Section 7 hereof, unless otherwise consented to by the Trustee.

                  7. Remedies; Rights Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default, the Trustee, for the benefit of and on behalf of the Holders, may do one or more of the following:

                  (a) make such payments and do such acts as the Trustee may deem necessary to protect, perfect or continue the perfection of the Security Interest, including, without limitation, paying, purchasing, contesting or compromising any Lien which is, or purports to be, prior to or superior to the Security Interest granted hereunder, and commencing, appearing or otherwise participating in or controlling any action or proceeding purporting to affect the Security Interest in or ownership of the Collateral;

                  (b) foreclose on the Collateral as herein provided or in any manner permitted by law and exercise any and all of the rights and remedies conferred upon the Trustee or the Holders either concurrently or in such order as the Trustee may determine without affecting the rights or remedies to which the Trustee or the Holders may be entitled under the Indenture or any other Financing Document. The Issuer hereby waives, to the extent permitted by applicable law and except as expressly provided in Section 7(e) below, notice and judicial hearing in connection with the Trustee's taking possession or collection, recovery, receipt, appropriation, repossession, retention, set-off, sale, leasing, conveyance, assignment, transfer or other disposition of or realization upon any or all of the Collateral, including, without limitation, any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which the Issuer would otherwise have under the constitution or any statute or other law of the United States of America or of any state;

                  (c) require the Issuer to, and the Issuer hereby agrees that it shall, at its expense and upon request of the Trustee, forthwith assemble all or part of the Collateral as directed by the Trustee and make it available to the Trustee at a location designated by the Trustee;

                  (d) without notice or demand or legal process (to the extent permitted by applicable law), enter upon any premises of the Issuer and take possession of the Collateral;

                  (e) without notice, except as specified below, sell the Collateral, or any part thereof, in one or more parcels at public or private sale, at any of the Trustee's offices or elsewhere, at such time or times, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Trustee may deem commercially reasonable. The Issuer agrees that, to the extent notice of sale shall be required by law, at least twenty (20) Business Days' notice to the Issuer of the time and the place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. At any sale of the Collateral, if permitted by law, the Trustee may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for the purchase of the Collateral or any portion thereof for the account of the Trustee on behalf of the Holders. The Trustee shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and

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such sale may, without further notice, be made at the time and place to which it was so adjourned. The Trustee shall incur no liability as a result of the manner of sale of the Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner. The Issuer hereby waives, to the extent permitted by applicable law, any claims against the Trustee arising by reason of the fact that the price at which the Collateral, or any part thereof, may have been sold at a private sale was less than the price which might have been obtained at public sale or was less than the aggregate amount of the Obligations, even if the Trustee accepts the first offer received which the Trustee deems to be commercially reasonable under the circumstances and does not offer the Collateral to more than one offeree. To the full extent permitted by law, the Issuer shall have the burden of proving that any such sale of the Collateral was conducted in a commercially unreasonable manner. To the extent permitted by law, the Issuer hereby specifically waives all rights of redemption, stay or appraisal which they have or may have under any law now existing or hereafter enacted. The Issuer authorizes the Trustee, at any time and from time to time, to execute, in connection with a sale of the Collateral pursuant to the provisions of this Agreement, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

                  (f) exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party after default under the Code.

                  8. Application of Proceeds. The net proceeds of any foreclosure, collection, recovery, receipt, appropriation, realization or sale of the Collateral shall be applied in the manner specified in Section 711 of the Indenture.

                  9. Assignment of Permits. The Issuer shall, upon the occurrence and during the continuance of an Event of Default at the request of the Trustee, contemporaneously with and at any other time following any foreclosure by the Trustee on any part of the Collateral, assign, transfer or otherwise furnish to the Trustee or to any transferee of the interest of the Trustee (to the extent so assignable or transferable), all of the Issuer's rights and interest in, to and under all Governmental Approvals. Upon the request of the Trustee upon the occurrence and during the continuance of an Event of Default following foreclosure by the Trustee on the Collateral, the Issuer agrees to use its reasonable efforts to assist the Trustee in renewing or extending in the name of the Trustee or otherwise obtaining the benefits of all of the Government Approvals and other rights referred to in the immediately preceding sentence to the extent that such Government Approvals and other rights shall not be assignable or transferable.

                  10. Security Interest Absolute. All the rights of the Trustee and the Holders hereunder and the Security Interest and all obligations of the Issuer hereunder shall be absolute and unconditional irrespective of:

                  (i) any lack of validity or enforceability of any of the Financing Documents or any of the Collateral or any other agreement or instrument relating thereto;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Financing Document or any of the Collateral or any other agreement or instrument related thereto;

                  (iii) any exchange or release of any Collateral or any other collateral, or the non-perfection of any of the Security Interest, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations; or

                  (iv) to the full extent permitted by law, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Issuer or any third-party pledgor with respect to payment in full of the Obligations.

                  11. The Trustee Appointed Attorney-in-Fact.


                  (a) Powers. The Issuer hereby irrevocably constitutes and appoints the Trustee and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact (which appointment as attorney-in-fact shall be coupled with an interest), with full authority in the place and stead of the Issuer and in the name of the Issuer or otherwise, from time to time upon the occurrence and during the continuance of an Event of Default in the Trustee's discretion, to take any action and to execute any and all documents and instruments which the Trustee may deem necessary or advisable to accomplish the purposes of this Agreement in a commercially reasonable manner to the extent required by the Code, without notice to the Issuer, including, without limitation:

                  (i) to receive, endorse and collect all instruments made payable to the Issuer representing any dividends, interest payments or other distributions constituting Collateral or any part thereof and to give full discharge for the same and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Trustee for the purpose of collecting any and all of such dividends, payments or other distributions;

                  (ii) to enforce the rights of the Issuer under any provision of any Assigned Agreement;

                  (iii) to pay or discharge taxes and liens levied or placed on the Collateral; and

                  (iv) (A) to direct any party liable for any payment under or with respect to any of the Collateral to make payment of any and all moneys due or to become due thereunder or with respect thereto directly to the Trustee or as the Trustee shall direct, (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (D) to defend any suit, action or proceeding brought against the Issuer with respect to any Collateral, (E) to settle, compromise or adjust any suit, action or proceeding described in clauses (C) and (D) above and, in connection therewith, to give such discharges or releases as the Trustee may deem appropriate, (F) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Trustee were the absolute owner thereof for all purposes, and (G) to do, at the Trustee's option and at the Issuer's expense, at any time, or from time to time, all acts and things which the Trustee deems necessary to protect, preserve or realize upon the Collateral and the Security Interest granted herein and to effectuate the intent of this Agreement, all as fully and effectively as the Issuer might do.

                  (b) Other Powers. The Issuer further authorizes the Trustee, at any time and from time to time to (i) execute, in connection with any sale permitted to be made by the Trustee hereunder, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral, (ii) communicate in its own name with any party to any agreement or instrument included in the Collateral, at any reasonable time, with regard to any matter relating to such agreement or instrument and (iii) to the full extent permitted by applicable law, file one or more financing or continuation statements, and amendments thereto, or such other filings or instruments as may be necessary to perfect and maintain the Security Interest in each item of the Collateral, relative to all or any part of the Collateral without the signatures of the Issuer provided that the Trustee shall give notice to the Issuer promptly after taking any action described in this Section 11(b) (but failure to give such notice shall not subject the Trustee to liability).

                  12. The Trustee May Perform. Upon the occurrence and during the continuance of an Event of Default, with prior notice to the Issuer, the Trustee, without releasing the Issuer from any obligation, covenant or condition hereof, itself may (but shall be under to obligation to) make any payment or perform, or cause the performance of, any such obligation, covenant, condition or agreement or any other action in such manner and to such extent as the Trustee may deem necessary to protect, perfect or continue the perfection of the Security Interest. Any costs or expenses incurred by the Trustee in connection with the foregoing shall be governed by the Indenture, shall constitute a part of the Obligations secured by the Security Documents, shall bear interest at a rate per annum equal to the default interest rate specified in Section 309 of the Indenture and shall be payable by the Issuer upon demand by the Trustee.

                  13. No Duty on the Trustee's Part; Limitation on the Trustee's
                      Obligations.


                  (a) No Duty on the Trustee's Part. The powers conferred on the Trustee hereunder are solely to protect the Trustee's and the Holders' interests in the Collateral and shall not impose any duty upon the Trustee to exercise any such powers, including, but not limited to, with respect to any calls, conversions, maturities, tenders or other matters relative to any Collateral, or as to the taking of any necessary steps to preserve rights against any parties or other rights pertaining to such Collateral. The Trustee shall be accountable only for amounts that it receives as a result of the exercise of such powers.

                  (b) Limitations on Obligations. Except as provided in the next sentence, anything herein to the contrary notwithstanding, the Issuer shall remain liable under the Assigned Agreements and any other agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed. The exercise by the Trustee of any of the rights or remedies hereunder shall not release the Issuer from any of its duties or obligations under the Assigned Agreements or any other agreements included in the Collateral unless expressly assumed by the Trustee in writing.

All of the Collateral is hereby assigned to the Trustee solely as security, and the Trustee shall have no duty, liability or obligation whatsoever with respect to any of the Collateral, including, but not limited to, the filing of any continuation statements, unless the Trustee so elects in writing consistent with its rights under this Agreement or fails to act in a commercially reasonable manner to the extent required by the Code.

                  14. Reasonable Care. In the case of an Event of Default, the Trustee shall exercise the same degree of care and skill hereunder as a prudent man exercises or would exercise in connection with similar transactions for his own account. Without limiting the generality of the foregoing and except as otherwise provided by applicable law, the Trustee shall not be required to marshall any collateral, including, without limitation, the Collateral subject to the Security Interest created hereby and any guaranties of the Obligations, or to resort to any item of Collateral or guaranties in any particular order; and all of the Trustee's rights hereunder and in respect of such Collateral and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that the Issuer lawfully may, the Issuer hereby (a) agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Trustee's rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or guaranteed and (b) irrevocably waives the benefits of all laws and any and all rights to equity of redemption or other rights of redemption that they may have in equity or at law with respect to the Collateral.

                  15. Role of the Trustee. The rights, duties, liabilities and immunities of the Trustee and its appointment and replacement hereunder shall be governed by this Agreement, the Indenture and the relevant provisions contained in the other Financing Documents.

                  16. Absence of Fiduciary Relation. The Trustee undertakes to perform or to observe only such of its agreements and obligations as are specifically set forth in this Agreement or any other Financing Document, and no implied agreements, covenants or obligations with respect to the Issuer, any Affiliate of the Issuer or any other party to any of the Assigned Agreements shall be read into this Agreement against the Trustee. The Trustee is not a fiduciary of and shall not owe or be deemed to owe any fiduciary duty to the Issuer, any Affiliate of the Issuer or any other party to any of the Assigned Agreements, except as otherwise specifically required by applicable law.

                  17. Survival. All agreements, representations and warranties made herein or incorporated by reference herein shall survive the execution and delivery of this Agreement and the other Financing Documents and repayment of the Obligations, and shall be deemed to be material and to have been relied upon by the Trustee, regardless of any investigation made by or on behalf of any of the Trustee.

                  18. Notices. Any notice, request or other communication to be given or made under this Agreement shall be in writing and, unless otherwise specified herein, may be delivered by hand, airmail, facsimile or established courier service to each party hereto at its respective address specified below or at such other address as it may notify the other parties hereto from time to time, and will be effective upon receipt or, in the case of delivery to the correct address by hand or by established courier service, upon refusal to accept delivery or, in the case of delivery by facsimile, upon receipt by the sender of electronic confirmation of facsimile transmission.

                  For the Issuer:

                        Cedar Brakes I, L.L.C.
                        1001 Louisiana Street
                        Houston, Texas  77002
                        Attention:  President
                        Facsimile:  (713) 420-2131

                  For the Trustee:


                        Bankers Trust Company
                        4 Albany Street
                        New York, New York  10006
                        Attention:  Manager, Project Finance
                        Facsimile:  212-669-0772

                  19. No Waiver; Cumulative Remedies. By exercising or failing to exercise any of its rights, options or elections hereunder (without also expressly waiving the same in writing), the Trustee shall not be deemed to have waived any breach or default on the part of the Issuer or to have released the Issuer from any of its obligations secured hereby. No failure on the part of the Trustee to exercise, and no delay in exercising (without also expressly waiving the same in writing) any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof, or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. The Trustee, acting on behalf of the Holders, shall have all of the rights and remedies granted under the Indenture or any other Financing Document, and available at law or in equity, and these same rights and remedies may be pursued separately, successively or concurrently against the Issuer or any Collateral, at the discretion of the Trustee. The application of the Collateral to satisfy the Obligations pursuant to the terms hereof shall not operate to release the Issuer from its Obligations until payment in full of any deficiency has been made in cash.

                  20. Severability. Should any clause, sentence, paragraph, subsection, or Section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held be invalid, unenforceable or void will be deemed to have been stricken here by the parties hereto, and the remainder will have the same force and effect as if stricken part or parts has never been included herein.

                  21. Exculpatory Provisions; Reliance By the Trustee.


                  (a) Exculpatory Provisions. Neither the Trustee, nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates, shall be liable to the Issuer for any action taken or omitted to be taken by them under or in connection with this Agreement, except for their own gross negligence or willful misconduct, or responsible in any manner to any Person for any recitals, statements, representations or warranties made by the Issuer or any officer thereof contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Trustee under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or for any failure of the Issuer to perform any of the Obligations. The Trustee shall not be under any obligation to any Person to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or to inspect the properties or records of the Issuer.

                  (b) Reliance by the Trustee. The Trustee shall be entitled to conclusively rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer), independent accountants and other experts selected by the Trustee. The Trustee shall have no obligation to any Person to act or refrain from acting or exercising any of its rights under this Agreement.

                  22. Amendment. Any amendment or waiver of, or any consent given under, any provision of this Agreement shall be in writing and, in the case of an amendment, signed by the parties hereto.

                  23. Successors and Assigns. This Agreement binds and benefits the respective successors and assignees of the parties. However, the Issuer may not assign or delegate any of its rights or obligations under this Agreement without the prior consent of the Trustee.

                  24. Captions. The captions, headings and table of contents used in this Agreement are for convenience only and do not and shall not be deemed to affect, limit, amplify or modify the terms and provisions hereof.

                  25. Applicable Law; Submission to Jurisdiction. (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (without giving effect to the principles thereof relating to conflicts of law except Section 5-1401 of the New York General Obligations
Law).

                  (b) The Issuer consents to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City, New York, United States, and any appellate court from any thereof, and waives any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with this Agreement. The Issuer irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Agreement in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Issuer agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Issuer and may be enforced in any court to the jurisdiction of which the Issuer is subject by a suit upon such judgment.

                  (c) The Issuer agrees that service of all writs, process and summonses in any suit, action or proceeding brought in connection with this Agreement against the Issuer, or with respect to its property and assets, in any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City may be made upon CT Corporation System at 111 Eighth Avenue, 13th Floor, New York, NY 10011, whom the Issuer appoints as its authorized agent for service of process. The Issuer represents and warrants that CT Corporation System has agreed to act as the Issuer's agent for service of process. The Issuer agrees that such appointment shall be irrevocable so long as any of the Bonds remain outstanding or until the irrevocable appointment by the Issuer of a successor in New York City as its authorized agent for such purpose and the acceptance (on terms reasonably satisfactory to the Trustee) of such appointment by such successor. The Issuer further agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. If CT Corporation System shall cease to act as the Issuer's agent for service of process, the Issuer shall appoint without delay another such agent and provide prompt written notice to the Trustee of such appointment. With respect to any such action in any court of the State of New York or any United States federal court in the Borough of Manhattan, New York City, service of process upon CT Corporation System, as the authorized agent of the Issuer for service of process, and written notice of such service to the Issuer, shall be deemed in every respect, effective service of process upon the Issuer. Without prejudice to the foregoing, the Issuer hereby irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Issuer at the address of its principal office specified in the first paragraph of this Agreement or at any other address previously furnished in writing to the Trustee by the Issuer.

                  (d) Nothing in this Section shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against any other party or its property in the courts of other jurisdictions.

                  26. Counterparts. This Agreement may be executed in several counterparts, each of which is an original, but all of which together constitute one and the same agreement.

                  27. Continuing Security Interest; Termination. This Agreement shall create a continuing assignment, pledge and first priority security interest in the Collateral and shall remain in full force and effect for the benefit of the Trustee until (i) the indefeasible payment in full of all Obligations to be paid, and performance in full of all Obligations to be performed, as determined by the Trustee, or (ii) defeasance of the Bonds in compliance with the provisions of Article Fourteen of the Indenture. Upon the termination of this Agreement in accordance with clause (i) or (ii) above, the Trustee shall, upon the request and at the expense of the Issuer, execute and deliver to the Issuer such documents and take such other actions as the Issuer shall reasonably request to evidence such termination or expiration and the release of the Collateral from the Security Interest created hereunder.

                  28. Payments Set Aside. To the extent that the Issuer or any other Person on behalf of the Issuer makes a payment or payments of the Obligations to the Trustee, or the Trustee enforces the Security Interest or exercises the right of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations or any part thereof originally intended to be satisfied, and this Agreement and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.




                             CEDAR BRAKES I, L.L.C.
                              as Issuer



                                    By: /s/ Thomas G. Kilgore
                                        ----------------------
                                    Name: Thomas G. Kilgore
                                    Title: Attorney in Fact




                             BANKERS TRUST COMPANY
                              as Trustee



                                    By: /s/ Richard L. Buckwalter
                                        -------------------------
                                    Name: Richard L. Buckwalter
                                    Title: Vice President

                                                                       EXHIBIT A
                               ASSIGNED AGREEMENTS



                  1.       Purchase and Sale Agreement

                  2.       Amended and Restated Power Purchase Agreement

                  3.       Power Services Agreement

                  4.       Administrative Services Agreement

                  5.       Funding Agreement

                  6.       EPEC Guaranty

                  7.       Consent

                  8.       EPEC Consent

                  9.       EPM Consent

                  10.      PSE&G Consent